Exhibit 99.1

For Immediate Release:

NewStar Closes New Managed Credit Fund

Continues to Build Asset Management Platform

Boston MA, April 8, 2013 – NewStar Financial Inc. (Nasdaq:NEWS) announced today that it has formed a new managed credit fund, NewStar Arlington Fund LLC (the “Fund” or “Arlington”), in partnership with an institutional investor to co-invest in middle market commercial loans originated by NewStar. The Fund represents the next step in the expansion of the Company’s asset management platform and is expected to add approximately $300 million to its assets under management (AUM). The Fund also provides important strategic benefits, including additional lending capacity to lead transactions for clients.

As part of its investment strategy, NewStar intends to enhance returns to Fund investors by employing leverage through warehouse and securitization financing. Upon its launch, the Fund formed and capitalized a new special-purpose investment subsidiary, NewStar Arlington Funding, LLC, which then entered into a five-year, $175 million credit facility with lenders including Wells Fargo Bank N.A. as a Class A lender and NewStar as Class B lender. The Fund expects to use the proceeds of the warehouse financing to partially fund investments in a portfolio of eligible senior secured middle market loans. The Fund purchased a portfolio of senior secured loans with total credit commitments of approximately $30 million that were originated by NewStar in the fourth quarter, which were held for sale in anticipation of the formation of the Fund.

As Managing Member of the Fund and its Investment Manager, NewStar retains full discretion over the Fund’s investment decisions subject to usual and customary limitations and will earn management fees as compensation for its services.

“This new fund represents another significant milestone in our strategy to grow our asset management business,” said Tim Conway, NewStar’s CEO. “It reinforces the value of NewStar’s origination and credit management capabilities, as well as the appeal of our track record to investors. I believe that NewStar is among only a few established platforms in the middle market positioned to provide access to investment opportunities like the Arlington Fund,” he added.

“The Arlington Fund is the next in a series of credit funds managed by NewStar that began with the NewStar Credit Opportunities Fund in 2005,” said Robert Brown, Head of Corporate Development at NewStar. “NewStar has been a pioneer in the use of credit funds to offer more lending capacity to its corporate clients and provide attractive investment opportunities to institutional investors in the middle market, while also managing its risk exposure.” he added.

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About NewStar Financial, Inc.:

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Atlanta GA, Chicago IL, Dallas TX, Los Angeles CA, Philadelphia, PA, San Francisco CA, and Portland OR. For more detailed information, please visit our website at www.newstarfin.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2012 Annual Report on Form 10-K. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Inquiries:

NewStar Financial

Robert K. Brown

617.848.2558

rbrown@newstarfin.com

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